EXHIBIT 16.1

ERIC BOLIN CPA, P.C.
6110 Executive Boiulevard - Suite 232
ROCKVILLE, MD 20852


February 25, 2003


U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington, DC  20549


Gentlemen:

On February 25, 2003, this firm received a draft copy of a Form 8-K to be filed by Adirondack Pure Springs Mt. Water Co., Inc. reporting Item 4 - Changes in Registrant's Certifying Public Accountant.

This firm has no disagreements with the statements made in the Form 8-K, Item 4 disclosures.


Yours truly,

/s/ Eric Bolin CPA, P.C.